As filed with the Securities and Exchange Commission on June 14, 1996
                                                      Registration No. 333-02863

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)
                             -----------------------
           Maryland                                        04-6558834
 (State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification Number)

                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 332-3990
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------

                           David J. Hegarty, President
                     Health and Retirement Properties Trust
                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 332-3990
   (Name, address, including zip code, telephone number, including area code, of agent for service)
                              ---------------------
                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------
         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_| _____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

                         CALCULATION OF REGISTRATION FEE
                                                                   Proposed Maximum
 Title of Each Class of                              Amount to      Offering Price       Proposed Maximum           Amount of
Securities to be Registered(1)                     be Registered    Per Unit(2)(3)     Offering Price(4)(5)    Registration Fee(4)
Debt Securities (6) ......................
Preferred Shares of Beneficial Interest,
  par value $.01 per share ................
Depositary Shares Representing
  Preferred Shares.
Common Shares of Beneficial Interest,
  par value $.01 per share (7) ............
Warrants...................................

Total                                            $750,000,000                            $750,000,000        $247,104(8)(9)(10)


                                                                                                       (Footnotes on next page)



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) The Debt Securities, Preferred Shares, Depositary Shares, Common Shares and/or Warrants (collectively, the "Offered Securities") covered hereby. Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder. Subject to Footnote (4), there are being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Shares (and Depositary Shares with respect thereto), Common Shares and Warrants as may be sold from time to time by the Registrant. This Registration Statement also covers contracts that may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Shares, Depositary Shares, Common Shares or Warrants. Such contracts would be issued with Debt Securities, Preferred Shares, Depositary Shares, Common Shares or Warrants. There are also being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants as may be issuable upon conversion or exchange of Debt Securities, Preferred Shares or Warrants or pursuant to antidilution provisions thereof.

(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of the Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants issued under this Registration Statement exceed $750,000,000 or the equivalent thereof in one or more foreign or composite currencies.

(5) No separate consideration will be received for (i) Debt Securities, Common Shares, Preferred Shares or Depositary Shares that are issued upon conversion of Debt Securities, Preferred Shares or Depositary Shares or (ii) Debt Securities, Common Shares, Preferred Shares or Depositary Shares that are issued upon exercise of Warrants registered hereby.

(6) If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $750,000,000.

(7) The aggregate amount of Common Shares registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(8) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(9) Pursuant to Rule 429(a) of the rules and regulations under the Securities Act of 1933, as amended, $33,400,000 in Debt Securities, Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Common Share Warrants are being carried forward from the Company's Registration Statement on Form S-3 (File No. 33-53173), and the amount of the Registration Fee is therefore reduced by $11,517.

         The prospectus contained herein is a combined prospectus pursuant to Rule 429(a) of the rules and regulations under the Securities Act of 1933, as amended. This combined prospectus relates to $33,400,000 in Debt Securities, Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Common Share Warrants from the Company's Registration Statement on Form S-3 (File No. 33-53173).


(10)     Paid with the initial filing of this Registration Statement.

                                      (ii)

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                              Subject to Completion
                   Preliminary Prospectus Dated June 14, 1996
PROSPECTUS

                                  $750,000,000
                     Health and Retirement Properties Trust
  Debt Securities, Preferred Shares of Beneficial Interest, Depositary Shares,
               Common Shares of Beneficial Interest and Warrants
                             ----------------------

     Health and Retirement Properties Trust (the "Company" or "HRP") may from time to time offer in one or more series (i) its unsecured debt securities (the "Debt Securities"), (ii) its preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), (iii) fractional shares of the Preferred Shares (the "Depositary Shares"), (iv) its common shares of beneficial interest, par value $.01 per share (the "Common Shares"), or (v) warrants to purchase any of the above securities (the "Warrants"), with an aggregate public offering price of up to $750,000,000 on terms to be determined at the time of offering. The Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").


     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Shares, Depositary Shares or Common Shares, terms for subordination to other indebtedness of the Company, and any initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Depositary Shares, the fractional shares of Preferred Shares represented by each Depositary Share, (iv) in the case of Common Shares, any offering price; and (v) in the case of Warrants, the securities to which they relate, duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.
                             ----------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
        MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
         ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                              CONTRARY IS UNLAWFUL.
                             ----------------------

     The Offered Securities may be offered directly, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered
Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution". No Offered Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Offered Securities.
                             ----------------------

              The date of this Prospectus is ______________, 1996.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company and its subsidiaries since the date hereof or the information contained or incorporated by reference herein is correct at any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a registration statement on Form S-3 (together with all exhibits, schedules and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Statements in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information concerning the Company and the Offered Securities, reference is made to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the prescribed fee.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission can be inspected and copies obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Shares are traded on the New York Stock Exchange ("NYSE") under the symbol "HRP," and similar information concerning the Company may be inspected at the office of the NYSE at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated in this Prospectus and specifically made a part hereof by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, (iii) the consolidated financial statements of Marriott International, Inc. ("MII"), Commission File No. 1-12188, at and for the fiscal year ended December 29, 1995 incorporated herein by reference from MII's Report on Form 10-K for the year ended December 29, 1995 and at and for the fiscal quarter ended March 22, 1996 incorporated herein by reference from MII's Report Form 10-Q for the quarter ended March 22, 1996 and (iv) the Company's Registration Statement on Form 8-A dated November 8, 1986, relating to the Common Shares as amended by Form 8 dated July 30, 1991. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.


                                      (ii)

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement), or in any subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be made to the Company at its principal executive offices, 400 Centre Street, Newton, Massachusetts 02158,
Attention: Investor Relations, telephone (617) 332-3990.


                                      (iii)

                                   THE COMPANY


     The Company is a real estate investment trust ("REIT") which invests primarily in retirement communities, assisted living centers, nursing homes and other income producing healthcare related real estate. At March 31, 1996, the Company (including its wholly owned subsidiaries) had direct real estate investments, at cost, totaling over $948 million in 161 properties, located in 29 states and operated or tenanted by over 30 separate companies, and an investment, at cost, of $100 million in approximately 32% of the issued and outstanding common shares of beneficial interest of Hospitality Properties Trust ("HPT"), New York Stock Exchange-traded real estate investment trust which invests primarily in hotel properties. (As a result of a public offering by HPT of additional common shares of beneficial interest in early April, the Company's percentage ownership of HPT as of April 11, 1996 was 15%.) At March 31, 1996, HPT owned and leased or had agreements to acquire and lease an aggregate of 82 hotels located in 26 states. Excluding its investment in HPT, approximately 70% of the Company's total investments as of such date were in properties leased to or operated by 10 public companies, and approximately 90% of the Company's total investments were in retirement communities, assisted living centers, long term care facilities and other income producing healthcare related properties.


                                 USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general trust purposes, which may include the acquisition of, or other investments in, retirement communities, assisted living centers, nursing home or other long term care facilities or other healthcare related properties, and the repayment of indebtedness outstanding at such time or to reduce amounts outstanding under the Company's credit facility. Pending utilization as set forth above, the proceeds from the sale of the Offered Securities will be invested in short term investments, including repurchase agreements.
Such investments may not be investment grade.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated:



                                        For the
                                     quarter ended
                                     March 31, 1996                     For the year ended December 31,
                                     --------------   ------------------------------------------------------------------
                                                          1995         1994          1993          1992         1991
                                                          ----         ----          ----          ----         ----


Ratio of earnings to fixed charges..     4.6x             3.4x         6.7x          6.8x          3.6x         2.8x



     The ratios of earnings to fixed charges presented above were computed by dividing the Company's earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before income taxes, extraordinary items and gain or loss on the disposition of real property. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental income, if any, amortization of debt discounts and deferred financing costs, whether expensed or capitalized. To date, the Company has not issued any Preferred Shares; therefore, the ratio of earnings to combined fixed charges and Preferred Shares distributions are the same as the ratios of earnings to fixed charges presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The  Debt  Securities  will be  issued  under  one or more  indentures  (an
"Indenture") between the Company and a trustee (an "Indenture Trustee"). Any Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to any Indentures and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities.

General

     The Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company (the "Senior Securities"), or, if so provided in the applicable Prospectus Supplement, will be subordinated in right of payment to the prior payment in full of other Debt Securities or other indebtedness of the Company ("Subordinated Securities"). See "--Subordination". The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Company (the "Trustees") or as established in one or more indentures supplemental to any Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     It is anticipated that any Indenture will provide that the Company may, but need not, designate more than one Indenture Trustee thereunder, each with respect to one or more series of Debt Securities. Any Indenture Trustee under any Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Indenture Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Indenture Trustee with respect to different series of Debt Securities, each such Indenture Trustee shall be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Indenture Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Indenture Trustee under the applicable Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including, where applicable, the following:

     (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

     (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible, or the method by which any such portion shall be determined;


     (4) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the securities into which such Debt Securities are convertible;


     (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (7) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of 12 months consisting of 30 days each;


     (8) the place or places where the principal of, any premium and interest on, and any additional amounts payable in respect of such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;


     (9) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

     (10) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) if the principal of or premium, if any, or interest on such Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

     (13) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;


     (14) the events of default or covenants of such Debt Securities, to the extent different from or in addition to those described herein, and any provisions granting special rights to the holders of such Debt Securities upon the occurrence of events specified in such Prospectus Supplement;


     (15) whether such Debt Securities will be issued in certificated and/or book-entry form;

     (16) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (17) whether any of such Debt Securities are to be issuable in permanent global form (a "Global Security") and, if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby;

     (18) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or any modification thereof;

     (19) if such Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

     (20) whether and under what circumstances the Company will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

     (21) any other terms of such Debt Securities.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as described under "--Merger, Consolidation or Sale" or as may be set forth in any Prospectus Supplement, an Indenture will not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, restrictions on ownership and transfers of the Company's capital stock, designed to preserve its status as a REIT, may act to prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provisions providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series which are registered securities, other than registered securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Indenture Trustee, initially at the address which will be set forth in the applicable Prospectus Supplement, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Indenture Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Indenture

Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Indenture Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Indenture Trustee or the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Indenture Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if such Debt Securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and (b) if such Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any registered security so selected for redemption in whole or in part, except, in the case of any registered security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.


Merger, Consolidation or Sale


     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (i) either the Company shall be the continuing entity or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in any Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under any Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (iii) an officer's certificate and legal opinion covering such conditions shall be delivered to the Indenture Trustee.

Certain Covenants

     Existence. Except as permitted under "--Merger, Consolidation or Sale," the Company will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date (a) transmit by mail to all holders of Debt Securities, as their names and addresses appear in the Company's security register, without cost to such holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (b) file with the applicable Indenture Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (ii) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Debt Securities.

     Additional Covenants. Any additional or different covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

     Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder; (a) default for 30 days in the payment of any installment on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payments as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding a specified dollar amount of any evidence of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary (as hereinafter defined) or any of their respective property; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default (other than an Event of Default  described in clause
(f) above) under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Indenture Trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Indenture Trustee if given by the holders). If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Indenture Trustee or any holder of such series of Debt Securities, become immediately due and payable. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Indenture Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Indenture Trustee, and (ii) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), or premium (if any) or interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture. Each of the Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indenture Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; provided, however, that such Indenture Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders.

     Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     Subject to provisions in the applicable Indenture relating to its duties in case of default, no Indenture Trustee will be under any obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Indenture Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may
be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, a Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve such Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     The Company will be required to deliver to each Indenture Trustee annually a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities or series of outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     Each Indenture will provide that the holders of not less than a majority in principal amount of a series of outstanding Debt Securities have the right to waive compliance by the Company with certain covenants relating to such series of Debt Securities in such Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by the Company and the applicable Indenture Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities;
(iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under an Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

     Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security in the applicable Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

     Each Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be called at any time by an Indenture Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case, upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities for that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such Indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Discharge, Defeasance and Covenant Defeasance

     The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the applicable Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Indenture Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     An  Indenture  may provide  that,  if certain  provisions  thereof are made applicable  to the  Debt  Securities  of or  within  a  series  pursuant  to the
Indenture, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities under certain sections of such Indenture (including the restrictions described under "--Certain Covenants") and, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Indenture Trustee, in trust, of an amount, in such currency or currencies, currency unit or units of composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest, in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled dates therefor.

     Such a trust may be established only if, among other things, the Company has delivered to the applicable Indenture Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of a particular series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of interest on or principal of the Government Obligations evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (d) under "--Events of Default, Notice and Waiver" with respect to certain sections of the applicable Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     Notwithstanding the description set forth under "--Subordination" below, in the event that the Company deposits money or Government Obligations in compliance with the applicable Indenture in order to defease all or certain of its obligations with respect to any Subordinated Securities, the moneys or Government Obligations so deposited will not be subject to the subordination provisions of such Indenture and the indebtedness evidenced by such Subordinated Securities will not be subordinated in right of payment to the holders of senior indebtedness to the extent of the moneys or Government Obligations so deposited.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common or Preferred Shares will be set forth in the Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

Subordination

     The terms and conditions, if any, upon which Subordinated Securities of a series are subordinated to Debt Securities of other series or to other indebtedness of the Company will be set forth in the applicable Prospectus
Supplement relating thereto. Such terms will include a description of the indebtedness ranking senior to such Subordinated Securities, the restrictions on payments to the holders of such Subordinated Securities while a default with respect to such senior indebtedness in continuing, the restrictions, if any, on payments to the holders of such Subordinated Securities following an Event of Default, and provisions requiring holders of such Subordinated Securities to remit certain payments to holders of senior indebtedness.

Global Securities

     If so set forth in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any such series of Debt Securities will be described in the related Prospectus Supplement.

                              DESCRIPTION OF SHARES


     The Declaration of Trust ("Declaration") authorizes the Company to issue an aggregate of 150,000,000 million shares of beneficial interest ("Shares") in the Company, including (i) 100,000,000 Common Shares, par value $.01 per share, and
(ii) 50,000,000 Preferred Shares, par value $.01 per share. As of March 31, 1996 there were 66,165,166 million Shares outstanding, all of which are Common Shares. At their March, 1996 meeting, the Trustees approved and recommended for approval by the Company's shareholders an amendment to the Declaration which would allow the Board of Trustees to amend the Declaration to increase or decrease the authorized Shares of the Company without the requirement of shareholder approval. A vote of shareholders on such approval is on the agenda for the adjourned session of the Company's annual meeting of shareholders, scheduled to be held on June 28, 1996, and no assurance can be given that such amendment will be approved.


     The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the Declaration. Capitalized terms not defined herein are as defined in the Declaration.

     The Declaration authorizes the Trustees to cause the issuance, without shareholder approval, of other classes or series of Preferred Shares from time to time and to set (or change, if the class or series has been previously established) the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such Preferred Shares as are not prohibited by the Declaration or applicable law. As of April 1, 1996, the Trustees had created an authorized but unissued class of 1,000,000 Preferred Shares (the "Junior Participating Preferred Shares"), described more fully below under "Description of Preferred Shares," and no other such class or series of Preferred Shares.

     Except as otherwise determined by the Trustees with respect to any class or series of Preferred Shares, all Shares: (i) will participate equally in dividends payable to shareholders when, as and if declared by the Trustees and ratably in net assets available for distribution to shareholders on liquidation or dissolution; (ii) will have one vote per share on all matters submitted to a vote of the shareholders, (iii) will not have cumulative voting rights in the election of Trustees; and (iv) will have no preference, conversion, exchange, sinking fund, redemption rights or preemptive or similar rights.

     Upon issuance in accordance with the Declaration, applicable law and the terms and conditions described in the related Prospectus Supplement, the Shares will be fully paid and nonassessable. The holders of Shares do not have preemptive rights with respect to the issuance of additional Shares or other securities of the Company.

     The authorized but unissued Shares will be available for issuance from time to time by the Company at the sole discretion of its Board of Trustees for any proper trust purpose, which could include raising capital, providing compensation or benefits to employees and others, paying stock dividends or acquiring companies, businesses or properties. The issuance of such unissued Shares could have the effect of diluting the earnings per share and book value per share of currently outstanding Shares.


     For certain other information with respect to the Shares, see "Limitation of Liabilities; Shareholder Liability" and "Redemption; Business Combinations and Control Share Acquisitions" below.



                         DESCRIPTION OF PREFERRED SHARES

     The Declaration authorizes the Board of Trustees to cause the issuance, without shareholder approval, of classes or series of Preferred Shares from time to time and to set (or change, if the class or series has been previously established) the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such Preferred Shares that are not prohibited by the Declaration or applicable law.

     The Trustees have provided for the Junior Participating Preferred Shares as an authorized but unissued class of 1,000,000 Preferred Shares. The rights of the Junior Participating Preferred Shares, when and if issued, are as follows. The holder of each Junior Participating Preferred Share is entitled to quarterly dividends in the greater amount of $5.00 or 100 times the quarterly per share dividend, whether cash or otherwise, declared upon the Common Shares. Dividends on the Junior Participating Preferred Shares are cumulative, and upon failure of the Company to pay such dividends for six quarters, the holders of the Junior Participating Preferred Shares shall be entitled to elect two Trustees. The holder of each Junior Participating Preferred Share is entitled to 100 votes on all matters submitted to a vote of the shareholders. The Junior Participating Preferred Shares have a preference of $100.00 per share upon liquidation, dissolution or winding up of the Company. The rights of the Junior Participating Preferred Shares are subject to the superior rights of any senior series or class of Preferred Shares which the Board of Trustees shall, from time to time, authorize and issue. See "Redemption; Business Combinations and Control Share Acquisitions" below.


     The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration (including any applicable articles supplementary) and By-Laws.

General

     Subject to limitations prescribed by Maryland law and the Declaration, the Trustees are authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other specific rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolutions of the Trustees.

     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

     (1)  the title of such Preferred Shares;

     (2) the number of shares of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

     (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

     (4)  the  date  from  which  dividends  on  such  Preferred   Shares  shall
          accumulate, if applicable;

     (5) the procedures for any auction and remarketing, if any, for such Preferred Shares;

     (6)  the provision for a sinking fund, if any, for such Preferred Shares;

     (7)  the provision for redemption, if applicable, of such Preferred Shares;

     (8)  any listing of such Preferred Shares on any securities exchange;


     (9) the terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Company or another series of Offered Securities, including the conversion price (or manner of calculation thereof);

     (10) whether interests in such Preferred Shares will be represented by Depositary Shares as more fully described below under "Description of Depositary Shares";

     (11) any  other  specific  terms,  preferences,   rights,   limitations  or
          restrictions of such Preferred Shares;

     (12) a discussion of federal income tax considerations applicable to such Preferred Shares;

     (13) the relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (14) any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (15) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.


     As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Shares) in a share of the particular series of the Preferred Shares issued and deposited with a Depositary (as defined below).


Rank

     Unless otherwise determined by the Trustees and specified in the applicable Prospectus Supplement, it is expected that the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all Common Shares, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and
(iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares.

Dividends

     Holders of Preferred Shares of each series shall be entitled to receive, when, as and if declared by the Trustees, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company (or, if applicable, on the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Trustees.


     Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Trustees fail to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.


     If Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the repayment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital stock ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Shares or any other capital stock of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares or any other capital stock of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation and except pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding shares of the Preferred Shares of such series and any other series of Preferred Shares ranking on a parity with such series as to dividends and liquidation).

     Any dividend payment made on shares of a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Shares may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of Preferred Shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in manner determined by the Company.


     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any of the Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and any and all rights of the holders of such shares will terminate, except the right to receive the redemption price.


Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital stock of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred

Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other trust or corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

     Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Statement, at any time dividends on any Preferred Shares shall be in arrears for six consecutive quarterly periods, the holders of such Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of the Company at the next annual meeting of shareholders and at each subsequent meeting until (i) if such series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Company will be increased by two trustees.


     Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),
(i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration or the certificate of designations for such series of Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.


     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     As more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares, each representing a fraction of share of a series of the Preferred Shares, each such Depositary will, in effect be entitled to such fraction of a vote per Depositary Share.

Conversion Rights


     The terms and conditions, if any, upon which shares of any series of Preferred Shares may be converted into or exchanged for Common Shares or another series of Preferred Shares or other series of Offered Securities will be set forth in the Prospectus Supplement relating thereto. Such terms will include the number of Common Shares or other securities into which the Preferred Share is convertible or exchangeable, conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption such Preferred Shares.


                        DESCRIPTION OF DEPOSITARY SHARES

General

     The description set forth below and in any applicable Prospectus Supplement of certain provisions of any Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Shares which have been or will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Shares.


     The Company may, at its option, elect to offer fractional interests in shares of Preferred Shares, rather than shares of Preferred Shares. In the event such option is exercised, the Company will provide for the issuance by a Depositary (as defined below) to the public of receipts for Depositary Shares, each of which will represent a fractional interest to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Shares which will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Shares as described below. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among the Company and the depositary named therein (a "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by such Depositary Share to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).


     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Shares underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

Dividends and Other Distributions

     A Depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Depositary. Fractions will be rounded down to the market whole cent.

     In the event of a distribution other than in cash, a Depositary will be required to distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Depositary, unless such Depositary determines that it is not feasible to make such distribution, in which case such Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     No distributions will be made in respect of any Depositary Share to the extent that it represents any Preferred Shares which have been converted or exchanged. The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Shares shall be made available to holders of Depositary Shares.

Redemption of Depositary Shares


     If a series of the Preferred Shares underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Shares held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Shares. Whenever the Company redeems shares of Preferred Shares held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Shares so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.


     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares and the related Depositary Receipts will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting of the Preferred Shares

     Upon receipt of notice of any meeting at which the holders of the applicable Preferred Shares are entitled to vote, a Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct such Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder's Depositary Shares. Such Depositary will endeavor, insofar as practical, to vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by such Depositary in order to enable such Depositary to do so. Such Depositary will be required to abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such

Depositary Shares. The Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from gross negligence or willful misconduct of such Depositary.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Share will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by such Depositary Share, as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Shares

     The Depositary Shares, as such, will not be convertible into or exchangeable for Common Shares, Preferred Shares or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Depositary with written instructions to such Depositary to instruct the company to cause conversion or exchange of the Preferred Shares represented by the Depositary Share evidenced by such Depositary Receipts into Common Shares, other shares of Preferred Shares of the Company or such other securities as shall be provided therein, and the Company will agree that upon receipt of such instruction and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion or exchange. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued for any Depositary Shares not to be converted.

Amendment and Termination of a Deposit Agreement

     Any form of Depositary Receipt evidencing Depositary Shares and any provision of a Deposit Agreement will be permitted at any time to be amended by agreement between the Company and the applicable Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the applicable Depositary
Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.


     Any Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the applicable Depositary if (i) such termination is necessary to preserve the Company's status as a REIT or (ii) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon such Depositary will be required to deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by such Depositary with receipts to such Depositary Receipts. The Company will agree in each Depositary Agreement that if such Deposit Agreement is terminated to preserve the Company's status as a REIT, then the Company will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares thereunder shall have been redeemed; (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares underlying such Preferred Shares; or (iii) each of the related Preferred Shares shall have been converted or exchanged into securities not so represented by Depositary Shares.

Charges of a Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, the Company will pay the fees and expenses of a Depositary in connection with the initial deposit of the Preferred Shares and any redemption of Preferred Shares. However, holders of Depositary Receipts will pay any transfer or other governmental charges and the fees and expenses of a Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the applicable Deposit Agreement.

Resignation and Removal of Depositary


     A Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove a Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary. A successor Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.


Miscellaneous

     A Depositary will be required to forward to holders of Depositary Receipts any reports and communications from the Company which are received by such Depositary with respect to the related Preferred Shares.


     Neither Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under a Deposit Agreement. The obligations of the Company and a Depositary under a Deposit Agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct, and neither the Company nor any applicable Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Company and any Depositary will be permitted to rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.


     In the event a Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, such Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                             DESCRIPTION OF WARRANTS


     The Company may issue, together with any other series of Offered Securities or separately, Warrants entitling the holder to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, Debt Securities, Preferred Shares, Depositary Shares or Common Shares. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement relating to the particular issue of Warrants.


     In the case of each series of Warrants, the applicable Prospectus Supplement will describe the terms of the Warrants being offered thereby, including the following, if applicable: (i) the offering price; (ii) the currencies in which such Warrants are being offered; (iii) the number of Warrants offered; (iv) the securities underlying the Warrants; (v) the exercise price, the procedures for exercise of the Warrants and the circumstances, if any, that will cause the Warrants to be deemed to be automatically exercised;
(vi) the date on which the right shall expire; (vii) U.S. federal income tax consequences; and (viii) other terms of the Warrants.

     Warrants may be exercised at the appropriate office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants entitling the holder to purchase any securities, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments made to holders of such securities.

     The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.

                 LIMITATION OF LIABILITY; SHAREHOLDER LIABILITY


     Maryland law permits a REIT to provide, and the Declaration provides, that no trustee, officer, shareholder, employee or agent of the Company shall be held to any personal liability, jointly or severally, for any obligation of or claim against the Company, and that, as far as practicable, each written agreement of the Company is to contain a provision to that effect. Despite these facts, counsel has advised the Company that in some jurisdictions the possibility exists that shareholders of a non-corporate entity such as the Company may be held liable for acts or obligations of the Company. Counsel has advised the Company that the State of Texas may not give effect to the limitation of shareholder liability afforded by Maryland law, but that Texas law would likely recognize contractual limitations of liability such as those discussed above. The Company intends to conduct its business in a manner designed to minimize potential shareholder liability by, among other things, inserting appropriate provisions in written agreements of the Company; however, no assurance can be given that shareholders can avoid liability in all instances in all jurisdictions.


     The Declaration provides that, upon payment by a shareholder of any such liability, the shareholder will be entitled to indemnification by the Company. There can be no assurance that, at the time any such liability arises, there will be assets of the Company sufficient to satisfy the Company's indemnification obligation. The Trustees intend to conduct the operations of the Company, with the advice of counsel, in such a way as to minimize or avoid, as far as practicable, the ultimate liability of the shareholders of the Company. The Trustees do not intend to provide insurance covering such risks to the shareholders.

        REDEMPTION; BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITIONS

Redemption and Business Combinations

     For the Company to qualify as a REIT under the Code, in any taxable year, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly by five or fewer individuals during the last six months of such year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year or a proportionate part of a taxable year less than 12 months. In order to meet these and other requirements, the Trustees have the power to redeem or prohibit the transfer of a sufficient number of Shares to maintain or bring the ownership of the Shares into conformity with such requirements. In connection with the foregoing, if the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares representing more than 8.5% in value of the total Shares outstanding (the "Excess Shares") has or may become concentrated in the hands of one beneficial owner, other than Excepted Persons, the Trustees shall have the power (i) to purchase from any shareholder of the Company such Excess Shares, and (ii) to refuse to transfer or issue Shares to any person whose acquisition of such Shares would, in the opinion of the Trustees, result in the direct or indirect beneficial ownership by any person of Shares representing more than 8.5% in value of the outstanding Shares. Any transfer of Shares, options, or other securities convertible into Shares that would create a beneficial owner (other than any of the Excepted Persons) of Shares representing more than 8.5% in value of the total Shares outstanding shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest therein. Further the Declaration provides that transfers or purported acquisitions, directly, indirectly or by attribution, of Shares, or securities convertible into Shares, that could result in disqualification of the Company as a REIT are null and void and permits the Trustees to repurchase Shares or other securities to the extent necessary to maintain the Company's status as a REIT. The purchase price for any Shares so purchased shall be determined by the price of the Shares on the principal exchange on which they are then traded, or if no such price is available, then the purchase price shall be equal to the net asset value of such Shares as determined by the Trustees in accordance with applicable law. From and after the date fixed for purchase by the Trustees, and so long as payment of the purchase price for the Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to distributions, voting rights and any and all other benefits with respect to such Shares, except the right to payment of the purchase price for the Shares.

     The Declaration also requires that Business Combinations between the Company and a beneficial holder of 10% or more of the outstanding Shares (a "Related Person") be approved by the affirmative vote of the holders of at least 75% of the Shares unless (1) the Trustees by unanimous vote or written consent shall have expressly approved in advance the acquisition of the outstanding Shares that caused the Related Person to become a Related Person or shall have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or (2) the Business Combination is solely between the Company and a 100% owned affiliate of the Company. As permitted by law, the Company has elected to be governed by such provisions rather than the provisions of Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland regarding business combinations.

     Under the Declaration the number of trustees may be fixed from time to time by two-thirds of the Trustees or by an amendment of the Declaration by the shareholders of the Company, with a minimum of three and a maximum of 12 trustees, a majority of whom must be Independent Trustees. The Declaration fixes the current number of trustees of the Company at five and divides the Trustees into three groups. Trustees in each group are elected to three-year terms. As the trustees' terms expire, replacements are elected by a majority of the outstanding Shares. The classified nature of the Trustees may make it more difficult for the shareholders to remove the management of the Company than if all trustees were elected on an annual basis. Vacancies may be filled by a majority of the remaining trustees, except that a vacancy among the Independent Trustees must be filled by a majority of the remaining Independent Trustees or by majority vote of the Company's shareholders. Any trustee may be removed for cause by all the remaining trustees, or without cause by vote of two-thirds of the Shares then outstanding and entitled to vote thereon.

     The provisions regarding business combinations and the classified nature of the Trustees and certain other matters may not be repealed or amended without the affirmative vote of at least 75% of the of the shareholders of the Company, provided that the Trustees, by two-thirds vote, may, without the approval or consent of the shareholders, adopt any amendment that they in good faith determine to be necessary to permit the Company to qualify as a REIT under the Code.

     The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain shareholders might deem in their interests or pursuant to which they might receive a substantial premium for their Shares. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of Shares, deprive shareholders of opportunities to sell at a temporarily higher market price. However, the Trustees believe that inclusion of the business combination provisions in the Declaration may help assure fair treatment of shareholders and preserve the assets of the Company.

Control Share Acquisition


     Maryland law provides for a limitation of voting rights in a "control share acquisition". The Maryland statute defines a control share acquisition at the 20%, 33 1/3% and 50% acquisition levels, and requires a two-thirds vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to shares acquired in a control share acquisition. The statute would require the target company to hold a special meeting at the request of an actual or proposed control share acquiror subject to compliance with certain conditions by such acquiror. In addition, unless the charter, declaration of trust or By-Laws provide otherwise, the statute gives the company, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target company within 10 days following a control share acquisition. Moreover, unless the charter, declaration of trust or By-Laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The statute does not apply to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction. An acquisition of shares may be exempted from the control share statute provided that a charter, declaration of trust or By-Law provision is adopted for such purpose prior to the control share acquisition. There are no such provisions in the Declaration or By-Laws of the Company.


Rights Plan

     In October 1994 the Board of Trustees adopted a shareholder rights plan (the "Rights Plan") under which one Junior Participating Preferred Share purchase right (a "Right") was distributed for each Common Share then outstanding. Each Right entitles the holder to buy 1/100th of a Junior Participating Preferred Share (or, in certain circumstances, to receive cash, property, Common Shares or other securities of the Company) at an exercise price of $50 per 1/100th of a Junior Participating Preferred Share.

     Initially, the Rights are attached to certificates representing then outstanding Common Shares. The Rights will separate from such Common Shares and a "Distribution Date" will occur upon the earlier of (1) 10 business days (or such later date as the Company's Board of Trustees may determine before a Distribution Date occurs) following a public announcement by the Company that a person or group of affiliated or associated persons, with certain exceptions (an "Acquiring Person"), has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (the date of such announcement being a "Share Acquisition Date") or (ii) 10 business days (or such later date as the Company's Board of Trustees may determine before a Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

     Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates, (ii) Common Share certificates will contain a notation incorporating the rights agreement pursuant to which the Rights were issued (the "Rights Agreement") by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 17, 2004, unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, has no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     In the event (a "Flip-In Event") a Person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms which a majority of the Company's Outside Trustees (as defined in the Rights Agreement) determines to be fair to and otherwise in the best interests of the Company and its shareholders (a "fair offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights will not be exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event (a "Flip-Over Event") that, at any time on or after the Share Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) and the Company shall not be the surviving entity or (ii) the Company shall take part in a merger or other business combination transaction in which the Common Shares are changed or exchanged (other than certain mergers that follow a fair offer) or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     The Purchase Price payable and the number of Junior Participating Preferred Shares (or the amount of cash, property or other securities) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Junior Participating Preferred Shares, (ii) if holders of the Junior Participating Preferred Shares are granted certain rights or warrants to subscribe for Junior Participating Preferred Shares or convertible securities at less than the Current Market Price of the Junior Participating Preferred Shares or (iii) upon the distribution to holders of the Junior Participating Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional Shares upon the exercise of any Right, and in lieu thereof, a cash payment will be made.

     At any time until 10 business days following the Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, Common Shares or other consideration as the Board of Trustees may determine. Immediately upon the effectiveness of the action of the Company's Board of Trustees ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

     The term of the Rights, other than key financial terms and the date on which the Rights expire, may be amended by the Board of Trustees of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Trustees only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption is permitted to be made at such time as the Rights are not redeemable.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.


     The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. In connection with the sale of Offered Securities, underwriters or agents may receive or be deemed to have received compensation from the Company or from purchasers in the form of underwriting discounts, concessions or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or from purchasers.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts, concessions and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Any such contracts will be subject to the condition that the purchase by an institution of the Offered Securities covered by its contracts shall not at the time of delivery be prohibited under the law of any jurisdiction in the United States to which such institution is subject and, if a portion of the Offered Securities is being sold to underwriters, may be subject to the condition that the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than Common Shares which are listed on the New York Stock Exchange. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on such Exchange. The Company may elect to list any other series of Offered Securities on an exchange, but is not obligated to do so. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.


     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.


     The specific terms and manner of sale of the Offered Securities will be set forth or summarized in the applicable Prospectus Supplement.


                                  LEGAL MATTERS

     Certain legal matters with respect to the Offered Securities offered by the Company will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Sullivan & Worcester LLP, will rely, as to all matters of Maryland law, upon one or more opinions of Piper & Marbury L.L.P., Baltimore, Maryland. Barry M. Portnoy, a partner in the firm of Sullivan & Worcester LLP, is a Managing Trustee of the Company and Hospitality Properties Trust, a director and 50% shareholder of the HRPT Advisors, Inc., the advisor to the Company ("Advisors"), and a director, trustee and/or significant shareholder of certain lessees and mortgagors of the Company, including Horizon/CMS Healthcare Corporation. Sullivan & Worcester LLP represents Advisors, certain of such lessees and mortgagors and certain affiliates of each of the foregoing on various matters.

                                     EXPERTS

     The financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Marriott International, Inc. incorporated by reference in this Prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                                -----------------


THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the Offered Securities registered hereby, other than underwriting discounts and commissions.



Registration Fee Under Securities Act               $      258,621.00
Blue Sky Fees and Expenses                                  10,000.00
Legal Fees and Expenses                                    700,000.00
Accounting Fees and Expenses                               250,000.00
Printing and Engraving                                     150,000.00
Rating Agencies Fees                                        75,000.00
Trustee Fees (including counsel fees)                       35,000.00
Miscellaneous Fees and Expenses                             21,379.00
                                                        -------------
   Total:                                           $    1,500,000.00


Item 15. Indemnification of Directors and Officers

     Section 7.4 of the Company's Declaration of Trust, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which provides for indemnification of Trustees and officers of the Company, is hereby incorporated by reference.


     Reference is made to the Underwriting Agreements (Exhibits 1.1 through 1.5 hereto) which may contain certain provisions for indemnification by the Underwriters of the Company, Trustees, officers and controlling persons under certain circumstances.


Item 16. Exhibits


     1.1   - Form of Underwriting Agreement (for Debt Securities)*
     1.2   - Form of Underwriting Agreement (for Preferred Shares)*
     1.3   - Form of Underwriting Agreement (for Depositary Shares)*
     1.4   - Form of Underwriting Agreement (for Common Shares)*
     1.5   - Form of Underwriting Agreement (for Warrants)*
     3.1 - July 1994 Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated July 1, 1994 and amendments thereto)
     3.2   - Amended and  Restated  By-Laws  (incorporated  by  reference  to
             Exhibit 3.2 to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994)
     4.1   - Form of Indenture**
     4.2   - Form of Debt Security*
     4.3   - Form of Articles Supplementary for the Preferred Shares*
     4.4 - Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*
     4.5   - Form of Preferred Shares Certificate*
     4.6   - Form of Common Shares Certificate
     4.7   - Form of Warrant Debt Agreement, including form of Debt Warrant *
     4.8 - Form of Preferred Share Warrant Agreement, including form of Preferred Share Warrant*

     4.9 - Form of Common Share Warrant Agreement, including form of Common Share Warrant*
     5.1   - Opinion  of  Sullivan  &  Worcester  LLP**
     5.2   - Opinion  of  Piper &  Marbury L.L.P.**
     8     - Opinion of Sullivan & Worcester LLP  re: tax matters *
     12    - Statement Regarding Computation of Ratios of Earnings to Fixed
             Charges**
     23.1  - Consent of Ernst & Young, LLP**
     23.2  - Consent of Arthur Andersen LLP**
     23.3  - Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
     23.4  - Consent of Piper & Marbury, L.L.P. (included in Exhibit 5.2)
     24    - Powers of Attorney***
     25.1  - Statement of Eligibility of Trustee on Form T-1 *
- -------------
* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities, as appropriate.
**   Filed herewith.
***      Previously filed.


Item 17. Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any
         of  the  Securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of each Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 14, 1996.


                                   HEALTH AND RETIREMENT PROPERTIES TRUST


                                   By:/s/ David J. Hegarty
                                        David J. Hegarty
                                        President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 relating to Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants has been signed below on June 14, 1996 by the following persons in the capacities and on the dates indicated.



                Signature                                    Title


/s/ David J. Hegarty                       President and Chief Operating
David J. Hegarty                           Officer (principal executive
                                           officer)

/s/ Ajay Saini*                            Treasurer and Chief Financial
Ajay Saini                                 Officer

/s/ Bruce M. Gans, M.D.*                   Trustee
Bruce M. Gans, M.D.

/s/ Rev. Justinian Manning, C.P.*          Trustee
Rev. Justinian Manning, C.P.

/s/ Gerard M. Martin*                      Managing Trustee
Gerard M. Martin

/s/ Barry M. Portnoy*                      Managing Trustee
Barry M. Portnoy

/s/ Ralph J. Watts*                        Trustee
Ralph J. Watts

*By  /s/ David J. Hegarty
     David J. Hegarty, Attorney-in-Fact